Exhibit 10.8

FORM OF TRANSITION SERVICES AGREEMENT

     THIS AGREEMENT (the “Agreement”) for the performance of transition services is dated as of [                    ], 2005, between Dean Foods Company (“Dean”), a Delaware corporation, and TreeHouse Foods, Inc. (“TreeHouse”), a Delaware corporation.

     WHEREAS, Dean, through its subsidiaries, operates the Specialty Foods Group, MochaMix®, SecondNature®, and food service dressings businesses (the “Transferred Businesses”);

     WHEREAS, the Board of Directors of Dean has determined that it would be advisable and in the best interests of Dean and its stockholders for Dean to transfer and assign, or cause to be transferred and assigned, to TreeHouse the business, operations, assets and liabilities related to the Transferred Businesses;

     WHEREAS, Dean desires to transfer and assign, or cause to be transferred or assigned, to the TreeHouse Parties the assets and properties of the Transferred Businesses and the TreeHouse Parties desire to accept the transfer and assignment of such assets and to assume, or cause to be assumed, the liabilities and obligations arising out of or relating to the Transferred Businesses;

     WHEREAS, the date on which the above transaction is to become effective is referred to as the “Distribution Date” as defined in that certain Distribution Agreement between Dean and TreeHouse, dated as of the date hereof (the “Distribution Agreement”); and

     WHEREAS, the parties hereto deem it to be appropriate and in the best interests of TreeHouse and Dean that Dean provide certain services to TreeHouse to facilitate the transaction described above on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. Description of Dean Services. Dean shall, subject to the terms and provisions of this Agreement:

     (a) provide TreeHouse with general services of a financial, technical, commercial, administrative and/or advisory nature, with respect to the Transferred Businesses, as set forth on Exhibit A hereto; and

     (b) render such other specific services as TreeHouse may from time to time reasonably request, subject to Dean’s sole discretion and its being in a position to supply such additional services at the time of such request.

     Unless otherwise specifically provided on Exhibit A, Dean will provide each of the services until December 31, 2005, or such later date as mutually agreed in writing by the parties. TreeHouse may, at its option, upon no less than thirty (30) days prior written notice to Dean (or such other period as the parties may mutually agree in writing), terminate all or any category of such services.

     2. Consideration for Dean Services. TreeHouse shall pay Dean in accordance with this Section 2 and Dean shall accept as consideration for the services rendered to TreeHouse hereunder the following service charges:

     (a) for the services rendered by Dean for or on behalf of TreeHouse pursuant to Section 1(a), TreeHouse will be charged Dean’s cost for each applicable service;

     (b) for the services rendered by Dean for or on behalf of TreeHouse pursuant to Section 1(b), TreeHouse will be charged certain fees to be negotiated and agreed to by the parties at the time such services are requested.

     3. Terms of Payment. Dean shall submit in writing an invoice covering its charges to TreeHouse for services rendered hereunder. Such invoice shall be submitted on a monthly basis and shall contain a summary description of the charges and services rendered. Payment shall be made no later than thirty (30) days after the invoice date.

     4. Method of Payment. All amounts payable by TreeHouse for the services described on Exhibit A shall be remitted to Dean in United States dollars in the form of a check or wire transfer to a bank designated in the invoice or otherwise in writing by Dean.

     5. WARRANTIES. THIS IS A SERVICES AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR GUARANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

     6. Standard of Conduct; Limitation on Liability.

     (a) Dean shall have no liability with respect to its furnishing of services hereunder to TreeHouse except on account of Dean’s gross negligence or willful misconduct.

     (b) In no event shall either party have any liability, whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any punitive, consequential, special, indirect or incidental loss or damage suffered by the other party arising from or related to this Agreement, including without limitation, loss of data, profits (excluding profits under this Agreement), interest or revenue, or use or interruption of business, even if such party is advised of the possibility of such losses or damages.

     (c) In no event shall Dean’s liability, whether based on contract, tort (including without limitation, negligence), warranty or any other legal or equitable grounds, exceed in the aggregate the amount of fees paid to Dean under this Agreement. In no event shall Dean have any liability of any kind under this Agreement to any third party.

     7. Termination. This Agreement shall terminate on December 31, 2005, but may be terminated earlier in accordance with the following:

     (a) upon the mutual written agreement of the parties;

     (b) by either TreeHouse or Dean for material breach of any of the terms hereof by Dean or TreeHouse, as the case may be, if the breach is not remedied within thirty (30) days after written notice of breach is delivered to the defaulting party;

     (c) by either TreeHouse or Dean forthwith, upon written notice to Dean or TreeHouse, as the case may be, if Dean or TreeHouse, as the case may be, shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy;

     (d) by Dean forthwith, upon written notice to TreeHouse, if, for any reason, the ownership or control of TreeHouse or any of TreeHouse’s operations, becomes vested in, or is made subject to the control or direction of, any direct competitor of Dean; or

     (e) by TreeHouse forthwith, upon written notice to Dean, if for any reason, the ownership or control of Dean or any of Dean’s operations becomes vested in, or is made subject to the control or direction of, any direct competitor of TreeHouse.

     Upon any such termination, Dean shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement.

     8. Performance. The services rendered by Dean hereunder shall be performed in the same manner and with the same skill and care as Dean employs in the service of its own business.

     9. Independent Contractor. Dean is providing the services pursuant to this Agreement as an independent contractor and the parties hereby acknowledge that they do not intend to create a joint venture, partnership or any other type of agency between them.

     10. Confidentiality. The specific terms and conditions of this Agreement and any information conveyed or otherwise received by or on behalf of a party in conjunction herewith are confidential and are subject to the terms of the confidentiality provisions of the Distribution Agreement.

     11. Ownership of Information. Any information owned by one party or any of its subsidiaries that is provided to the other party or any of its subsidiaries pursuant to this Agreement shall remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information. Upon termination of this Agreement or the earlier termination of any services provided hereunder, TreeHouse shall be obligated to return to Dean, as soon as reasonably practicable, any equipment or other property of Dean relating to the services provided hereunder which is in TreeHouse’s control or possession and which is not a Transferred Asset under the Distribution Agreement.

     12. Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties.

     13. Force Majeure. Any delays in or failure of performance by any party hereto, other than the payment of money, shall not constitute a default hereunder if and to the extent such delays or failures of performance are caused by occurrences beyond the reasonable control of such party, including, but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; power failure; or any causes, whether or not of the same class or kind as those specifically named above, which are not within the reasonable control of such party.

     14. Assignment. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party hereto. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

     15. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day), (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

     If to Dean, to:

Dean Foods Company
2515 McKinney Avenue
Suite 1200
Dallas, Texas 75201
Telephone: (214) 303-3413
Fax: (214) 303-3853
Attention: General Counsel

with a copy (which shall not constitute effective notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
2445 M Street, N.W.
Washington, D.C. 20037
Telephone: (202) 663-6000
Fax: (202) 663-6363
Attention: Erika L. Robinson

     If to TreeHouse, to:

TreeHouse Foods Corp.
857-897 School Place
P.O. Box 19057
Green Bay, Wisconsin 54307
Telephone: (920) 497-7131

Fax: (920) 497-4604
Attention: General Counsel

with a copy (which shall not constitute effective notice) to:

Winston and Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
Telephone: (312) 558-5600
Fax: (312) 558-5700
Attention: Bruce A. Toth

Either party may, by written notice to the other parties, change the address or the party to which any notice, request, instruction or other documents is to be delivered.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DEAN FOODS COMPANY
By:
Name:
Title:

TREEHOUSE FOODS, INC.
By:
Name:
Title:

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